                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 14, 2001

                        BEI MEDICAL SYSTEMS COMPANY, INC.
             (Exact name of registrant as specified in its charter)
                                    DELAWARE
                 (State or other jurisdiction of incorporation)
                                 71-0455756 (IRS
                          Employer Identification No.)
                                     0-17885
                            (Commission File Number)


                               100 HOLLISTER ROAD
                           TETERBORO, NEW JERSEY 07608
              (Address of principal executive offices and zip code)

       Registrants' telephone number, including area code: (201) 727-4900





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ITEM 5.  OTHER EVENTS.


         On February 14, 2001, BEI Medical Systems Company, Inc. (the "Company") completed a private placement of 1,114,485 shares of its Series A Convertible Preferred Stock ("Series A Preferred") resulting in gross cash proceeds to the Company of $4,179,318. Shares of Series A Preferred are convertible at any time into an aggregate of 2,228,970 shares of Common Stock of the Company at an initial conversion price of $1.875. The rights, preferences, privileges and restrictions of the Series A Preferred are set forth in the Certificate of Designations, Preferences and Rights of the Series A Preferred which was filed by the Company with the Delaware Secretary of State and which is filed herewith as Exhibit 3.1 and incorporated herein by reference. As part of the private placement, the Company has expanded its Board of Directors from five members to six and provided that the holders of the Series A Preferred, voting as a separate class, will have the right to elect one director. Jordan Davis, Managing Partner of Radius Ventures, has been added to the Board of Directors as the designee of the holders of the Series A Preferred. The Company has agreed to register for resale on Form S-3 under the Securities Act of 1933, as amended, the shares of Common Stock issuable upon conversion of the Series A Preferred.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.



                  (C)      Exhibits.

                           EXHIBIT NO.      DESCRIPTION

                           3.1 Certificate of Designations, Preferences and Rights of the Series A Preferred Stock.


                                       2.
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                 SIGNATURES OF BEI MEDICAL SYSTEMS COMPANY, INC.


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: February 15, 2001           BEI MEDICAL SYSTEMS COMPANY, INC.


                                  By:      /s/ Thomas W. Fry
                                     ------------------------------------------
                                           Thomas W. Fry
                                           Vice President of Finance and
                                           Administration, Secretary
                                           and Treasurer



                                       3.
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                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION

3.1 Certificate of Designations, Preferences and Rights of the Series A Preferred Stock.